Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Second Quarter 2019 Results

•	The Company Agrees to be Acquired by Liberty Tax

•	The Company Cancels 2Q19 Earnings Conference Call

SECAUCUS, N.J. August 8, 2019 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended June 29, 2019 (second quarter) and that it has agreed to be acquired by Liberty Tax.

Reported net loss per share from continuing operations in second quarter 2019 was $0.15, compared to earnings per share (EPS) from continuing operations of $0.22 in the same period of the prior year. Excluding special items in both second quarter 2019 and second quarter 2018 as shown in Table 4 at the end of this press release, EPS from continuing operations was $0.20 in second quarter 2019 compared with $0.31 in second quarter 2018.

Second Quarter 2019 Results

Total sales of $270.9 million in the quarter were 7.6% lower than the same period of the prior year. Total comparable sales were down 7.2% in the quarter. The Company closed four stores in the quarter and did not open any new ones.

Cost of goods sold, which includes product, distribution and store occupancy costs, were $180.6 million, 9.2% lower than the same period of the prior year, primarily attributable to lower sales volume. In addition, the Company continues to see improvement as it works with landlords to execute on its store planned closures to reduce store occupancy costs.

Second quarter 2018 included $3.6 million in net expenses related to inventory optimization. Adjusting for this, cost of goods sold in second quarter 2019 were 7.5% lower than the prior year.

Gross profit was $90.3 million, compared with $94.2 million in second quarter 2018. Gross profit as a percentage of net sales was 33.3% in second quarter 2019, compared to 32.2% in the same period of 2018. Second quarter 2019 benefitted year-over-year from product margin improvement of 90 basis points offset by deleverage in occupancy. Excluding the special items for 2Q18 shown in Table 4 at the end of this press release, gross profit was $97.9 million in second quarter 2018 and as a percentage of net sales was 33.4%.

Selling, general and administrative expenses (SG&A), including store operating payroll and related benefits and advertising expense, was $83.1 million for the quarter ended June 29, 2019, compared with $88.9 million for the quarter ended June 30, 2018. Second quarter 2019 includes approximately $0.8 million for store closing expenses, and $0.4 million for management realignment costs while second quarter 2018 includes $1.8 million for management realignment costs and another $1.1 million in other costs. SG&A as a percent of sales was 30.7% in second quarter 2019 compared with 30.3% in second quarter 2018. Adjusted for the items mentioned above and shown in Table 4, for both years, SG&A as a percentage of sales in second quarter 2019 was 30.2% compared to 29.3% in second quarter 2018. Percentage of sales higher due to deleverage of the topline.

The Company reported impairment charges on fixed, intangible and right of use assets of $10.9 million in second quarter 2019.

Adjusted EBITDA in second quarter 2019 was $17.6 million and a margin of 6.5%, compared with $22.0 million and a margin of 7.5% in the same period of the prior year. (Refer to Table 5 at the end of this press release for a GAAP reconciliation.)

Operating loss in second quarter 2019 was $3.7 million compared to operating income of $5.2 million in the same period of the prior year. Adjusted for the items noted in Table 4 for both second quarter 2019 and 2018, adjusted operating income was $7.7 million in second quarter 2019 compared with adjusted operating income of $11.7 million in second quarter 2018. (Refer to Table 4 at the end of this press release for a reconciliation.)

Reported net loss from continuing operations was $3.6 million for second quarter 2019 compared to net income from continuing operations of $5.3 million in the same period of the prior year. Adjusting for the items shown in Table 4 for the periods ended June 29, 2019 and June 30, 2018, net income from continuing operations would have been $4.8 million and $7.3 million, respectively.

Reported loss per share from continuing operations was $0.15 in second quarter 2019, compared to earnings per share from continuing operations of $0.22 in second quarter 2018. Earnings per share from continuing operations on an adjusted basis (for the items described in Table 4) in second quarter 2019 was $0.20 compared to $0.31 in second quarter 2018.

Balance Sheet and Cash Flow

Cash and equivalents at June 29, 2019 were $14.8 million. At quarter end, the Company had a convertible notes liability with a total face value of $60.4 million and nothing borrowed on its revolving line of credit.

Capital expenditures were $8.2 million in the quarter with funds primarily expended on IT and other digital investments. Depreciation and amortization in second quarter 2019 was $9.9 million compared to $10.3 million in second quarter 2018. The lower amount primarily reflects less stores in operation year over year. The Company generated operating cash flow of $23.6 million in the quarter.

Non-GAAP Financial Measures

Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. These adjustments are consistent with how management views our business. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in Tables 4 and 5.

The Company defines Adjusted EBITDA as EBITDA (net income before interest expense, net, provision for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance including certain items which are generally non-recurring.  The Company has excluded the impact of such items from internal performance assessments.  The Company believes that excluding such items helps investors compare operating performance with the results in prior periods.  The Company believes it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods. (See Table 5 for a reconciliation of 2Q19 and 2Q18 Adjusted EBITDA.)

About the Vitamin Shoppe, Inc. (NYSE: VSI)

Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, Body Tech Elite®, True Athlete®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 750 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:
Kathleen Heaney
646-912-3844 OR 201-552-6430
ir@vitaminshoppe.com